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                                                                    Exhibit 10.4

                        CONFIDENTIALITY, NON-COMPETITION
                         AND NON-SOLICITATION AGREEMENT

         This Confidentiality, Non-Competition and Non-Solicitation Agreement ("Agreement") is made and entered into by and between Newell Rubbermaid, Inc. (the "Company") and Joseph Galli ("Employee").

         WHEREAS, the Company is engaged in a highly competitive and diverse business;

         WHEREAS, the Company creates, manufactures and/or markets a wide range of consumer and commercial products (hereinafter "Company's Business");

         WHEREAS, the Company's products can be found in mass retailers, hardware and home center stores, warehouse clubs, supermarkets, drug stores, department stores, specialty stores, and distributors throughout the United States and the world;

         WHEREAS, the Company has and will expend substantial amounts of time, money and efforts in developing, perfecting and maintaining its position in the market place;

         WHEREAS, the Company has unique, confidential and proprietary business information, methods and techniques and trade secrets;

         WHEREAS, Employee is the Chief Executive Officer ("CEO") of the Company and a member of the Company's Board of Directors. In his capacity as CEO, Employee is responsible for overseeing and managing all of the Company's domestic and international operations. In his capacity as CEO and a member of the Board of Directors, Employee has been and will be entrusted with and have access to the unique, confidential and proprietary business information, methods and techniques and trade secrets of the Company, including but not limited to the Company's business priorities and strategic plans, information about client relationships, financial information, marketing information, secret plans for current and new products and the integration of current and new products; and, initiatives to address the Company's competition;

         WHEREAS, the Company desires to protect its legitimate business interests such that the information entrusted to Employee or which Employee has access to is used solely for the benefit of the Company and not in competition with or to the detriment of the Company; and

         WHEREAS, the Company has offered Employee fifty thousand (50,000) shares of restricted stock in consideration for executing this Agreement; and

         WHEREAS, Employee resides in Maryland.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the receipt and sufficiency of which the parties hereby acknowledge as valuable consideration, the parties hereby agree as follows.

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                  1.       Consideration by the Company. Employee will receive
fifty thousand (50,000) shares of restricted stock pursuant to the terms of the Company's 2003 Stock Plan, which terms are incorporated fully herein. Employee agrees that said restricted stock, his continued employment, salary and benefits, and other good and valuable consideration not discussed herein, are adequate and sufficient consideration for his promises set forth in this Agreement.

                  2. Trade Secrets and Confidential Information. Employee agrees that the Company is engaged in a highly competitive business. The Company's involvement in this business has required and continues to require the expenditure of substantial amounts of money and the use of skills developed over a long period of time. As a result of these investments of money, skill and time, the Company has developed and will continue to develop certain valuable trade secrets and confidential information that are peculiar to the Company's business and the disclosure of which would cause the Company great and irreparable harm.

                           (a)      The term "Trade Secrets" means any
scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to the Company's competitors. To the fullest extent consistent with the foregoing, and otherwise lawful, Trade Secrets shall include, without limitation, information and documentation pertaining to the design, specifications, capacity, testing, installation, implementation and customizing techniques and procedures concerning the Company's present and future products and services.

                           (b)      The term "Confidential Information" means
any data or information and documentation which is valuable to the Company and not generally known to the public, including but not limited to: (i) Financial information, including but not limited to earnings, assets, debts, prices, fee structures, volumes of purchases or sales, or other financial data, whether relating to the Company generally, or to particular products, services, geographic areas, or time periods; (ii) Supply and service information, including but not limited to information concerning the goods and services utilized or purchased by the Company, the names and addresses of suppliers, terms of supplier service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of particular suppliers, though generally known or available, yields advantages to the Company the details of which are not generally known;
(iii) Marketing information, including but not limited to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, marketing forecasts, results of marketing efforts or information about impending transactions; (iv) Personnel information, including but not limited to employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance or other employee information; and (v) Customer information, including but not limited to any compilations of past, existing or prospective customers, customer proposals or agreements between customers and the Company, status of customer accounts or credit, or related information about actual or prospective customers.

                  3. Non-Disclosure of Trade Secrets and Confidential Information. The Employee agrees, except as specifically required in the performance of his duties for the

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Company, that he will not, during the course of his employment by the Company and for so long thereafter as the pertinent information or documentation remain Trade Secrets, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise employ any Trade Secrets. The Employee further agrees except as specifically required in the performance of his duties for the Company, that he will not, during the course of his employment by the Company and for three (3) years after the cessation of that employment, disclose or disseminate to any other person, organization or entity or otherwise employ any Confidential Information. The obligations set forth herein shall not apply to any Trade Secrets or Confidential Information which shall have become generally known to competitors of the Company through no act or omission of the Employee.

                  4.       Non-Competition and Non-Solicitation by Employee.

                           (a)      Non-Competition. During Employee's
employment with the Company and for a period of one (1) year after the cessation of that employment, Employee agrees that he will not, directly or indirectly, render Competitive Services to any person, firm or corporation that provides Competitive Products. This restriction is limited to the United States.

                           (b)      Non-Solicitation of Customers and Suppliers.
During Employee's employment with the Company and for a period of one (1) year after the cessation of that employment, Employee agrees that he will not directly or indirectly, individually or on behalf of any person or entity, solicit or induce, or assist in any manner in the solicitation or inducement of
(i) customers of the Company to purchase Competitive Products from another person or entity or not to do business with the Company; or (ii) suppliers of the Company to supply another person or entity providing Competitive Products to the exclusion or detriment of the Company. The restrictions contained in Section
(b) shall apply only to customers with whom Employee had contact for the purpose of providing products or services, and to suppliers with whom Employee had contact for the purpose of obtaining products or services.

                           (c)      Non-Solicitation Employees. During
Employee's employment with the Company and for a period of one (1) year after the cessation of that employment, Employee agrees that he will not directly or indirectly, individually or on behalf of any person or entity, solicit or induce, or assist in any manner in the solicitation or inducement of the employees of the Company, other than those in clerical or secretarial positions, to leave their employment with the Company, or any of its subsidiaries, affiliates, divisions or parent companies, and accept employment with another person or entity.

                           (d)      Definitions. As used in this Agreement,
"Competitive Services" means any and all services of the type that Employee provided to or on behalf of the Company during the last twelve (12) months of his employment with the Company, or services that would reasonably be expected to relate to his employment with the Company, or services that would reasonably be expected to relate to or make use of any of the Company's confidential, proprietary and/or trade secret information. "Competitive Products" means any product that is substantially similar to, is the functional equivalent of, or is intended to compete with, replace, or displace any product developed, produced, manufactured, marketed, branded or sold by the Company during Employee's employment with the Company.

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                           (e)      Reasonableness, Modification and Duration.
Employee hereby acknowledges and agrees that: (i) the restrictions provided in
Section 2, 3 and 4 are reasonable in time and scope in light of the necessity for the protection of the business and good will of the Company and the consideration provided to Employee under this Agreement; (ii) his ability to work and earn a living will not be unreasonably restrained by the application of these restrictions; and (iii) if a court or arbitrator concludes that any covenants in Section 2, 3 and 4 are overbroad or unenforceable for any reason, the court or arbitrator shall modify the relevant provision to the least extent necessary and then enforce it as modified.

                           (f)      Injunctive Relief. Employee recognizes and
agrees that should he fail to comply with the restrictions set forth above regarding Non-Competition and/or Non-Solicitation, which restrictions are vital to the success of the Company's business, the Company would suffer irreparable harm for which there is no adequate remedy at law due to the impossibility of exact ascertainment of the damages. Therefore, Employee agrees that in the event of the breach or threatened breach by him of any of the terms and conditions of this Agreement, the Company shall be entitled to institute proceedings in federal or state court in Maryland to secure immediate injunctive relief. Within sixty (60) days of the grant or denial of injunctive relief from such court, the arbitrator designated in accordance with Section 6 shall independently determine whether injunctive relief should be issued pending final resolution of the matter. Employee additionally agrees that if he is found to have breached any covenant in this Agreement and is not enjoined from further violations, and if the arbitrator concludes the applicable covenants in Sections 2, 3 and 4 are enforceable, the applicable time periods in the covenants shall be tolled upon the filing of the arbitration until the dispute is finally resolved.

                  5. Governing Law; Exclusive Jurisdiction and Venue. This Agreement shall be construed under and governed by the laws of the State of Maryland without giving effect to choice or conflicts of law principles or rules. For purposes of obtaining court ordered injunctive relief as discussed in
Section 4, the parties irrevocably consent to the exclusive jurisdiction and venue of the state courts of Maryland and the federal courts of Maryland for any such action. All other claims must be arbitrated as discussed in Section 6.

                  6. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement shall be resolved in accordance with the then-current model employment arbitration procedures of the American Arbitration Association ("AAA") before an arbitrator who is licensed to practice law in the state in which the arbitration is convened. The arbitration shall take place in or near Baltimore, Maryland. Each party shall have the right to conduct depositions, serve written discovery, and subpoena witnesses and documents. At least thirty (30) days before the arbitration hearing, the parties must exchange a list of witnesses, including any expert reports, and copies of all exhibits intended to be used at the arbitration. The arbitration shall be final and binding upon the parties. Either party may bring an action under seal in court to compel arbitration and to enforce an arbitration award. The parties understand and acknowledge the importance of having the fact of such proceedings, and the proceedings themselves, remain confidential.

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                  7.       Other Agreements.

                           (a)      Binding Effect and Assignment. This
Agreement shall be binding on any successor to the Company, whether by merger, consolidation, acquisition of all or substantially all of the Company's assets or business or otherwise, as fully as if such successor were a signatory hereto. In the event of any such assignment, the assignee company shall succeed to all of the rights and obligations held by the Company under this Agreement.

                           (b)      Severability. If any one or more of the
provisions contained in this Agreement shall, for any reason, be held to be illegal, invalid or unenforceable in any respect, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such provision or by its severance from this Agreement.

                           (c)      Amendments and Waivers. This Agreement
cannot be changed, modified or amended, and no provision or requirement hereof may be waived, without an agreement in writing signed by both parties. Any forfeiture of the restricted stock according to its terms will not affect the enforceability of the covenants contained in this Agreement.

                           (d)      Entire Agreement. This Agreement sets forth
the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. Furthermore, there were and are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties.

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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement.

                  EMPLOYEE ACKNOWLEDGES BY SIGNING THIS AGREEMENT THAT HE HAS READ, UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS OF THIS AGREEMENT, PARTICULARLY INCLUDING, BUT NOT LIMITED TO, THE COVENANTS AS TO NON-COMPETITION AND NON-SOLICITATION BY EMPLOYEE. EMPLOYEE FURTHER ACKNOWLEDGES HE WAS AFFORDED SUFFICIENT OPPORTUNITY TO OBTAIN INDEPENDENT LEGAL ADVICE PRIOR TO EXECUTING THIS AGREEMENT.

EMPLOYEE                                 THE COMPANY

/s/ Joseph Galli                         By:   /s/ Tim Jahnke
-------------------------------          ---------------------------------------
Joseph Galli                             Tim Jahnke

February 20,  2004                       Title:  Vice President, Human Resources
Date

                                                  February 18, 2004
                                                  Date

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